EXHIBIT 99.1

This exhibit contains recast historical unaudited quarterly financial information of Fiserv, Inc. for 2009 and 2008 in connection with the pending sale of its Loan Fulfillment Solutions (“LFS”) business. The financial results of LFS are reported as discontinued operations for all periods presented in such financial information. Revenues of LFS were $152 million in 2008 and $53 million in the first six months of 2009.

USE OF NON-GAAP FINANCIAL INFORMATION

In this exhibit, we present several non-GAAP measures – adjusted revenues, adjusted operating income, adjusted earnings per share from continuing operations, adjusted operating margin, free cash flow, and adjusted internal revenue growth – in addition to total revenues, operating income and earnings per share from continuing operations determined in accordance with GAAP. Management believes that adjustments for certain non-cash or unusual revenue or expense items, and the exclusion of certain pass-through revenues and expenses, enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income and earnings per share to calculate these non-GAAP measures. We also exclude the financial results of Fiserv Insurance from these non-GAAP measures because we sold a majority interest in our Insurance segment in 2008 and, accordingly, believe that these results reflect the performance of our remaining primary operations.

Examples of non-cash or unusual items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, severance costs, merger and integration expenses, and loss on sale of businesses. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations. We regularly report our adjusted results to our chief executive officer, who uses this information to allocate resources to our various businesses.

Adjusted internal revenue growth is a non-GAAP financial measure that we believe is useful to investors because it presents internal revenue growth excluding postage reimbursements in our output solutions business and the deferred revenue purchase accounting adjustment. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenues, operating income and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

Fiserv, Inc.

Quarterly Financial Information

(in millions, except per share amounts, unaudited)

	First Quarter 2008	Second Quarter 2008	Third Quarter 2008	Fourth Quarter 2008	Full Year 2008	First Quarter 2009	Second Quarter 2009
Revenues
Processing and services	$902	$899	$832	$831	$3,464	$831	$828
Product	363	345	206	209	1,123	192	172

Total revenues	1,265	1,244	1,038	1,040	4,587	1,023	1,000

Expenses
Cost of processing and services	518	511	460	460	1,949	458	465
Cost of product	307	296	162	152	917	142	125
Selling, general and administrative	205	211	199	198	813	198	176

Total expenses	1,030	1,018	821	810	3,679	798	766

Operating income	235	226	217	230	908	225	234
Interest expense - net	(69)	(61)	(57)	(60)	(247)	(54)	(55)
(Loss) gain on sale of businesses	—	—	19	(40)	(21)	—	—

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	166	165	179	130	640	171	179
Income tax provision	(64)	(64)	(107)	(53)	(288)	(66)	(68)
Income from investment in unconsolidated affiliate - net of income taxes	—	—	3	3	6	1	4

Income from continuing operations	102	101	75	80	358	106	115
Income (loss) from discontinued operations - net of income taxes	227	(1)	3	(18)	211	(3)	25

Net income	$329	$100	$78	$62	$569	$103	$140

GAAP earnings (loss) per share - diluted
Continuing operations	$0.62	$0.62	$0.46	$0.50	$2.20	$0.68	$0.74
Discontinued operations	1.37	(0.01)	0.02	(0.11)	1.29	(0.02)	0.16

Total	$1.99	$0.60	$0.48	$0.39	$3.49	$0.66	$0.90

GAAP earnings per share - continuing operations	$0.62	$0.62	$0.46	$0.50	$2.20	$0.68	$0.74
Adjustments - net of income taxes:
Merger costs and other adjustments (1)	0.06	0.06	0.06	0.04	0.22	0.03	0.02
Severance costs	—	—	—	—	—	0.06	—
Amortization of acquisition-related intangible assets	0.13	0.16	0.14	0.15	0.57	0.14	0.15
Loss on sale of businesses	—	—	0.15	0.19	0.34	—	—

Adjusted earnings per share - continuing operations	$0.81	$0.83	$0.81	$0.89	$3.33	$0.90	$0.90

Diluted shares used in computing earnings (loss) per share	165.4	164.8	163.8	158.4	163.1	156.0	155.8

(1) Merger costs and other adjustments include integration project management, retention bonuses and other expenses associated with the acquisition of CheckFree and deferred revenue adjustments based on the purchase price allocation for the CheckFree acquisition for which the company estimated the fair value of deferred revenue from license fees and other client payments. The deferred revenue adjustments represent revenue that would have been recognized by CheckFree or companies it acquired consistent with past practices, which the company did not record due to GAAP purchase accounting requirements.

Fiserv, Inc.

Quarterly Financial Information by Segment

(in millions, unaudited)

	First Quarter 2008	Second Quarter 2008	Third Quarter 2008	Fourth Quarter 2008	Full Year 2008	First Quarter 2009	Second Quarter 2009
Total Company
Revenues	$1,265	$1,244	$1,038	$1,040	$4,587	$1,023	$1,000
Fiserv Insurance (1)	(245)	(235)	(33)	—	(513)	—	—
Output solutions postage reimbursements	(46)	(48)	(51)	(58)	(203)	(57)	(50)
Deferred revenue adjustment	9	7	4	2	22	2	1

Adjusted revenues	$983	$968	$958	$984	$3,893	$968	$951

Operating income	$235	$226	$217	$230	$908	$225	$234
Fiserv Insurance (1)	(18)	(23)	(3)	—	(44)	—	—
Merger costs and other adjustments	16	16	16	11	59	7	4
Severance costs	—	—	—	—	—	15	—
Amortization of acquisition-related intangible assets	35	42	36	37	150	34	37

Adjusted operating income	$268	$261	$266	$278	$1,073	$281	$275

Operating margin	18.6%	18.2%	20.9%	22.1%	19.8%	22.0%	23.4%
Adjusted operating margin	27.2%	27.0%	27.8%	28.3%	27.6%	29.1%	28.9%

Financial Institution Services (“Financial”)
Revenues	$508	$510	$484	$490	$1,992	$488	$482

Operating income	$141	$140	$129	$135	$545	$142	$145

Operating margin	27.8%	27.5%	26.5%	27.6%	27.4%	29.3%	29.9%

Payments and Industry Products (“Payments”)
Revenues	$529	$514	$529	$559	$2,131	$544	$525
Output solutions postage reimbursements	(46)	(48)	(51)	(58)	(203)	(57)	(50)

Adjusted revenues	$483	$466	$478	$501	$1,928	$487	$475

Operating income	$140	$134	$148	$157	$579	$155	$147

Operating margin	26.5%	25.9%	28.1%	28.0%	27.2%	28.5%	28.0%
Adjusted operating margin	29.1%	28.6%	31.0%	31.3%	30.0%	31.9%	31.0%

Corporate and Other
Revenues	$(17)	$(15)	$(8)	$(9)	$(49)	$(9)	$(7)
Deferred revenue adjustment	9	7	4	2	22	2	1

Adjusted revenues	$(8)	$(8)	$(4)	$(7)	$(27)	$(7)	$(6)

Operating loss	$(64)	$(71)	$(63)	$(62)	$(260)	$(72)	$(58)
Merger costs and other adjustments	16	16	16	11	59	7	4
Severance costs	—	—	—	—	—	15	—
Amortization of acquisition-related intangible assets	35	42	36	37	150	34	37

Adjusted operating loss	$(13)	$(13)	$(11)	$(14)	$(51)	$(16)	$(17)

(1) In July 2008, the company completed the sale of a 51% interest in Fiserv Insurance.

NOTE: Operating margin percentages are calculated using actual, unrounded amounts.

Fiserv, Inc.

Free Cash Flow

(in millions, unaudited)

	First Quarter 2008	Second Quarter 2008	Third Quarter 2008	Fourth Quarter 2008	Full Year 2008	First Quarter 2009	Second Quarter 2009
Net cash provided by operating activities from continuing operations	$222	$169	$186	$189	$766	$231	$164
Capital expenditures	(50)	(41)	(47)	(60)	(198)	(45)	(53)
Non-recurring items (1)	5	6	14	10	35	10	3

Free cash flow	$177	$134	$153	$139	$603	$196	$114

(1) Free cash flow has been adjusted for payments related to after-tax merger and severance costs and one-time liabilities assumed on the opening balance sheets of acquired companies. Management believes it is appropriate to exclude these payments from the calculation of free cash flow because they may not be indicative of the future free cash flow of the company.

Adjusted Internal Revenue Growth (2)

	First Quarter 2008	Second Quarter 2008	Third Quarter 2008	Fourth Quarter 2008	Full Year 2008	First Quarter 2009	Second Quarter 2009
Financial Segment	4%	4%	0%	(1)%	2%	(5)%	(7)%
Payments Segment	8%	2%	3%	3%	4%	1%	2%

Total Company	6%	3%	1%	1%	3%	(2)%	(2)%

(2) Adjusted internal revenue growth percentages are measured as the change in adjusted revenues for the current period less “acquired revenue from acquisitions” divided by adjusted revenues from the prior year period plus “acquired revenue from acquisitions.” “Acquired revenue from acquisitions” represents pre-acquisition adjusted revenue of acquired companies for the comparable prior year period and were as follows (in millions):

	First Quarter 2008	Second Quarter 2008	Third Quarter 2008	Fourth Quarter 2008	Full Year 2008	First Quarter 2009	Second Quarter 2009
Financial Segment	$33	$36	$39	$24	$132	$6	$5
Payments Segment	239	259	259	184	941	1	1

Total Company	$272	$295	$298	$208	$1,073	$7	$6

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